Exhibit 99.1

Praxair Reports Record Earnings and Cash Flow for Full-Year 2013

  Fourth-quarter sales of $3.0 billion, 8% above prior-year quarter; EPS $1.59; adjusted EPS of $1.55, up 12%*
  Full-year sales of $11.9 billion, up 6% from 2012; EPS $5.87; adjusted EPS of $5.93, up 6%*
  Record full-year operating cash flow of $2.9 billion
  Completed three world-scale hydrogen plants with long-term customer supply agreements, increasing global hydrogen capacity by 40% to 1.4 billion scfd
  8% dividend increase; 21st consecutive annual increase; new share repurchase program authorized for $1.5 billion
  Full-year 2014 EPS guidance of $6.25 to $6.55; up 5% to 10%*
  First-quarter 2014 EPS guidance of $1.48 to $1.53, up 7% to 11%*

DANBURY, Conn.--(BUSINESS WIRE)--January 29, 2014--Praxair, Inc. (NYSE:PX) reported fourth-quarter net income and diluted earnings per share of $474 million and $1.59, respectively. These results include an income tax benefit and bond redemption charge. Excluding these items, adjusted net income and diluted earnings per share were $462 million and $1.55, 12% above the prior-year quarter.*

Sales in the fourth quarter were $3,010 million, 10% above the prior-year quarter excluding currency translation effects. Organic sales increased 7% with growth across all geographic segments due primarily to energy, metals, chemicals and manufacturing markets. Acquisitions in North America and Europe contributed 3% growth in the quarter. Sales were steady sequentially from the third quarter due primarily to higher price offset by seasonally lower volumes.

Operating profit in the fourth quarter was $690 million, 12% above the prior-year quarter. The increase was driven by volume growth, higher pricing and acquisitions, partially offset by negative currency translation effects. Operating profit as a percentage of sales was a record 22.9%.

Fourth-quarter cash flow from operations was a record $964 million. Cash flow funded $516 million of capital expenditures, largely for new production plants under long-term contracts with customers, $177 million of dividends and $86 million of stock repurchases, net of issuances.

For full year 2013, reported net income was $1,755 million and reported diluted earnings per share was $5.87. On an adjusted basis, full-year net income was $1,772 million and diluted earnings per share was $5.93, 5% and 6% above the prior year, respectively.*

Full-year sales were $11,925, 8% above 2012, excluding negative currency translation. Growth was driven by stronger volumes, higher pricing and acquisitions. Reported operating profit was $2,625 million. Adjusted operating profit of $2,657 million was 8% above 2012, excluding negative currency translation.*

For the full year, cash flow from operations was a record $2,917 million, about 25% of sales. Capital expenditures were $2,020 million. The company invested $1,323 million in acquisitions, including the NuCO2 micro-bulk carbon dioxide business in the United States, Dominion Technology Gases and several U.S. packaged gas distributors. The company paid dividends of $708 million and repurchased $436 million of stock, net of issuances. The Debt-to-capital ratio was 54.3% and debt-to-adjusted EBITDA was 2.2x. After-tax return on capital and return on equity for the year were 12.8% and 28.6%, respectively.*

Commenting on the financial results and business outlook, Chairman, President and Chief Executive Officer Steve Angel said, “In 2013, Praxair delivered record operating cash flow of $2.9 billion that represented about 25% of sales. Sales and earnings grew 8%, excluding negative currency translation effects, in a global economy that has only shown modest recovery. Operating margin was a strong 22%. We completed three world-scale steam methane reformers for hydrogen supply to refineries under long-term contracts and quickly integrated the NuCO2 U.S. beverage carbonation business which has exceeded our expectations in all areas, including growth and operating profit.

“In 2014, we expect the global economy to continue to grow at a modest pace, in-line with recent sequential trends. In Southern Europe volumes are stabilizing and with our industry-leading position in North America we remain well positioned to continue to take advantage of the attractive fundamentals for the energy, manufacturing and materials industries. In Brazil, growth should be positive, although uneven, given ongoing macroeconomic challenges. We expect strong cash flow generation to fund new projects and return cash to shareholders in the form of dividends and share repurchases.”

For full year 2014, Praxair expects sales in the range of $12.3 billion to $12.8 billion. This sales guidance assumes a negative currency impact of about 3% versus 2013 based on current exchange rates. The company expects diluted earnings per share to be in the range of $6.25 to $6.55, up 5% to 10% from 2013.* Full-year capital expenditures are expected to be in the range of $1.8 billion to $2.0 billion, and the effective tax rate is forecasted to remain at about 28%.

For the first quarter of 2014, Praxair expects diluted earnings per share in the range of $1.48 to $1.53, up 7% to 11%.*

Following is additional detail on fourth-quarter 2013 results by segment.

In North America, fourth-quarter sales were $1,567 million, up 11% from the prior-year quarter. Organic sales growth of 6% was driven by strong growth in the energy end market, primarily driven by hydrogen project start-ups for refinery customers. The acquisitions of NuCO2 and packaged gas distributors contributed 5% growth. Operating profit of $393 million grew 7% from the prior year primarily due to higher volumes from project start-ups, acquisitions and higher price.

In Europe, fourth-quarter sales were $404 million, 11% above the prior-year quarter. Excluding currency, sales were 7% above prior year. Acquisitions contributed 5% growth, primarily Dominion Technology Gases. Organic sales were 2% above the prior-year quarter due to higher volumes including project start-ups and higher pricing. Operating profit of $75 million increased 25% versus the prior-year quarter, with strong operating leverage from price and cost management actions.

In South America, fourth-quarter sales were $481 million, 1% below the prior-year quarter. Underlying sales, excluding negative currency translation, grew 9%, with growth in most end markets. Operating profit was $115 million versus $92 million in the prior-year quarter due primarily to improved volumes and higher pricing.

Sales in Asia were $394 million in the quarter, 5% above the prior year, driven by strong growth in on-site and merchant volumes due to project start-ups. Operating profit was $80 million as compared to $69 million in the prior year.

Praxair Surface Technologies had fourth-quarter sales of $164 million, compared to $162 million in the prior-year quarter. Sales grew 1% as favorable pricing was partially offset by weaker volumes of aviation coatings. Operating profit was $27 million.

About Praxair

Praxair, Inc., a Fortune 250 company with 2013 sales of $12 billion, is the largest industrial gases company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

*See the attachments for calculations of non-GAAP measures. Non-GAAP adjustments for 2013 relate to the impact of the first-quarter Venezuela currency devaluation charge, third-quarter pension settlement charge and fourth-quarter income tax benefit and bond redemption charge. Non-GAAP adjustments for 2012 relate to the third-quarter cost reduction charges, a pension settlement charge and an income tax benefit.

Attachments: Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference on Praxair’s fourth-quarter results is being held this morning, January 29, at 11:00am Eastern Time. The number is (617) 399-3483 -- Passcode: 81692350. The call also is available as a web cast live and on demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.
(Millions of dollars, except per share amounts)

	Operating Profit		Interest Expense - Net		Income Taxes		Noncontrolling Interests		Net Income - Praxair, Inc.		Diluted EPS
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012

Quarter Ended December 31,
Reported GAAP amounts	$690	$616	$56	$35	$136	$162	$(33)	$(14)	$474	$414	$1.59	$1.38
Non-GAAP adjustments:
Bond redemption (a)	-	-	(18)	-	6	-	-	-	12	-	0.04	-
Income tax benefit (b)	-	-	-	-	40	-	16	-	(24)	-	(0.08)	-
Total adjustments	-	-	(18)	-	46	-	16	-	(12)	-	(0.04)	-
Adjusted amounts	$690	$616	$38	$35	$182	$162	$(17)	$(14)	$462	$414	$1.55	$1.38

Year Ended December 31,
Reported GAAP amounts	$2,625	$2,437	$178	$141	$649	$586	$(81)	$(52)	$1,755	$1,692	$5.87	$5.61
Non-GAAP adjustments:
Bond redemption (a)	-	-	(18)	-	6	-	-	-	12	-	0.04	-
Income tax benefit (b)	-	-	-	-	40	55	16	-	(24)	(55)	(0.08)	(0.18)
Pension settlement charge (c)	9	9	-	-	3	3	-	-	6	6	0.02	0.02
Venezuela currency devaluation (d)	23	-	-	-	-	-	-	-	23	-	0.08	-
Cost reduction programs (e)	-	56	-	-	-	16	-	(2)	-	38	-	0.12
Total adjustments	32	65	(18)	-	49	74	16	(2)	17	(11)	0.06	(0.04)
Adjusted amounts	$2,657	$2,502	$160	$141	$698	$660	$(65)	$(54)	$1,772	$1,681	$5.93	$5.57
(a) Charge in the fourth quarter of 2013 related to the redemption of the $400 million 5.25% notes due in 2014.
(b) Income tax benefit in the 2013 fourth quarter related to the realignment of Praxair's Italian legal structure. Income tax benefit in the 2012 third quarter related to a loss on a liquidated subsidiary as a result of the divestiture of the U.S. Homecare business.
(c) Pension settlement charges were recorded in the 2013 and 2012 third quarters related to lump sum benefit payments made from the U.S. supplemental pension plan to a number of recently retired senior managers.
(d) Charge in the first quarter of 2013 related to the Venezuela currency devaluation.
(e) Charges in the 2012 third quarter related to severance and business restructuring actions primarily in Europe within the industrial gases and surface technologies businesses.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

SALES	$3,010	$2,799	$11,925	$11,224
Cost of sales	1,699	1,583	6,744	6,396
Selling, general and administrative	332	319	1,349	1,270
Depreciation and amortization	287	254	1,109	1,001
Research and development	26	25	98	98
Venezuela currency devaluation and other charges	-	-	32	65
Other income (expense) - net	24	(2)	32	43
OPERATING PROFIT	690	616	2,625	2,437
Interest expense - net	56	35	178	141
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	634	581	2,447	2,296
Income taxes	136	162	649	586
INCOME BEFORE EQUITY INVESTMENTS	498	419	1,798	1,710
Income from equity investments	9	9	38	34
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	507	428	1,836	1,744
Less: noncontrolling interests	(33)	(14)	(81)	(52)
NET INCOME - PRAXAIR, INC.	$474	$414	$1,755	$1,692

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.61	$1.40	$5.94	$5.67

Diluted earnings per share	$1.59	$1.38	$5.87	$5.61

Cash dividends	$0.60	$0.55	$2.40	$2.20

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	294,697	296,887	295,523	298,316
Diluted shares outstanding (000's)	298,225	300,224	298,965	301,845

Note: See page 4 for a reconciliation to adjusted amounts which are non-gaap.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	December 31,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$138	$157
Accounts receivable - net	1,892	1,834
Inventories	506	476
Prepaid and other current assets	380	325
TOTAL CURRENT ASSETS	2,916	2,792

Property, plant and equipment - net	12,278	11,453
Goodwill	3,194	2,507
Other intangibles - net	596	173
Other long-term assets	1,271	1,165
TOTAL ASSETS	$20,255	$18,090

LIABILITIES AND EQUITY
Accounts payable	$921	$928
Short-term debt	782	638
Current portion of long-term debt	3	39
Other current liabilities	958	874
TOTAL CURRENT LIABILITIES	2,664	2,479
Long-term debt	8,026	6,685
Other long-term liabilities	2,255	2,253
TOTAL LIABILITIES	12,945	11,417

REDEEMABLE NONCONTROLLING INTERESTS	307	252

EQUITY
Praxair, Inc. shareholders' equity	6,609	6,064
Noncontrolling interests	394	357
TOTAL EQUITY	7,003	6,421
TOTAL LIABILITIES AND EQUITY	$20,255	$18,090

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
OPERATIONS
Net income - Praxair, Inc.	$474	$414	$1,755	$1,692
Noncontrolling interests	33	14	81	52
Net income (including noncontrolling interests)	507	428	1,836	1,744

Adjustments to reconcile net income to net cash provided by operating activities:
Venezuela currency devaluation and other charges	-	(9)	23	43
Depreciation and amortization	287	254	1,109	1,001
Accounts receivable	55	71	(84)	(36)
Inventory	9	12	(54)	(18)
Payables and accruals	89	41	107	(34)
Pension contributions	(4)	(72)	(52)	(184)
Deferred income taxes and other	21	154	32	236
Net cash provided by operating activities	964	879	2,917	2,752
INVESTING
Capital expenditures	(516)	(586)	(2,020)	(2,180)
Acquisitions, net of cash acquired	(12)	(171)	(1,323)	(280)
Divestitures and asset sales	41	5	106	82
Net cash used for investing activities	(487)	(752)	(3,237)	(2,378)

FINANCING
Debt increase (decrease) - net	(209)	224	1,461	807
Issuances of common stock	46	38	154	164
Purchases of common stock	(132)	(185)	(590)	(623)
Cash dividends - Praxair, Inc. shareholders	(177)	(163)	(708)	(655)
Excess tax benefit on stock option exercises	15	10	46	60
Noncontrolling interest transactions and other	(11)	(1)	(35)	(56)
Net cash provided by (used for) financing activities	(468)	(77)	328	(303)

Effect of exchange rate changes on cash and cash equivalents	(5)	(1)	(27)	(4)

Change in cash and cash equivalents	4	49	(19)	67
Cash and cash equivalents, beginning-of-period	134	108	157	90

Cash and cash equivalents, end-of-period	$138	$157	$138	$157

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
SALES
North America	$1,567	$1,416	$6,164	$5,598
Europe	$404	363	$1,542	1,474
South America	$481	484	$2,042	2,082
Asia	$394	374	$1,525	1,414
Surface Technologies	$164	162	$652	656
Total sales	$3,010	$2,799	$11,925	$11,224

OPERATING PROFIT
North America	$393	$367	$1,538	$1,465
Europe	$75	60	$270	256
South America	$115	92	$467	429
Asia	$80	69	$271	246
Surface Technologies	$27	28	$111	106
Segment operating profit	690	616	2,657	2,502
Venezuela currency devaluation and other charges	-	-	(32)	(65)
Total operating profit	$690	$616	$2,625	$2,437

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2013				2012
	Q4 (b)	Q3 (b)	Q2	Q1 (b)	Q4	Q3 (b)	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$3,010	$3,013	$3,014	$2,888	$2,799	$2,774	$2,811	$2,840
Cost of sales	1,699	1,697	1,710	1,638	1,583	1,595	1,602	1,616
Selling, general and administrative	332	336	344	337	319	306	310	335
Depreciation and amortization	287	281	275	266	254	248	247	252
Research and development	26	24	24	24	25	24	25	24
Venezuela currency devaluation and other charges	-	9	-	23	-	65	-	-
Other income (expenses) - net	24	4	4	-	(2)	22	9	14
Operating profit	690	670	665	600	616	558	636	627
Interest expense - net	56	41	41	40	35	36	33	37
Income taxes	136	175	174	164	162	90	169	165
Income from equity investments	9	8	11	10	9	8	10	7
Net income (including noncontrolling interests)	507	462	461	406	428	440	444	432
Less: noncontrolling interests	(33)	(17)	(16)	(15)	(14)	(10)	(15)	(13)
Net income - Praxair, Inc.	$474	$445	$445	$391	$414	$430	$429	$419

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.59	$1.49	$1.49	$1.30	$1.38	$1.43	$1.42	$1.38
Cash dividends per share	$0.60	$0.60	$0.60	$0.60	$0.55	$0.55	$0.55	$0.55
Diluted weighted average shares outstanding (000's)	298,225	298,357	298,654	299,700	300,224	301,731	302,492	302,876

FROM THE BALANCE SHEET
Net debt (a)	$8,673	$8,892	$9,004	$8,563	$7,205	$7,028	$6,891	$6,749
Capital (a)	15,983	$15,757	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248
Debt-to-capital ratio (a)	54.3%	56.4%	57.9%	55.8%	51.9%	51.6%	52.9%	50.9%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$964	$904	$577	$472	$879	$746	$725	$402
Capital expenditures	516	516	522	466	586	547	564	483
Acquisitions	12	42	171	1,098	171	58	39	12
Cash dividends	177	176	177	178	163	164	164	164

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.8%	12.8%	13.0%	13.3%	13.9%	14.2%	14.5%	14.6%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	28.6%	28.4%	28.4%	28.1%	28.9%	29.2%	29.0%	28.4%
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (a)	$986	$968	$951	$899	$879	$879	$893	$886
Debt-to-adjusted EBITDA ratio (a)	2.2	2.2	2.1	2.1	1.9	1.9	1.8	1.8
Number of employees	27,560	27,794	27,878	27,380	26,539	26,215	26,353	26,259

SEGMENT DATA
SALES
North America	$1,567	$1,588	$1,552	$1,457	$1,416	$1,391	$1,393	$1,398
Europe	404	386	382	370	363	352	382	377
South America	481	494	536	531	484	516	520	562
Asia	394	385	379	367	374	358	348	334
Surface Technologies	164	160	165	163	162	157	168	169
Total sales	$3,010	$3,013	$3,014	$2,888	$2,799	$2,774	$2,811	$2,840
OPERATING PROFIT
North America	$393	$406	$381	$358	$367	$374	$363	$361
Europe	75	64	69	62	60	60	68	68
South America	115	115	123	114	92	112	110	115
Asia	80	67	61	63	69	52	68	57
Surface Technologies	27	27	31	26	28	25	27	26
Segment operating profit	690	679	665	623	616	623	636	627
Venezuela currency devaluation and other charges	-	(9)	-	(23)	-	(65)	-	-
Total operating profit	$690	$670	$665	$600	$616	$558	$636	$627
(a)	Non-GAAP measure, see Appendix.

(b)	2013 includes: (i) a charge of $18 million ($12 million after-tax, or $0.04 per diluted share) related to a bond redemption and an income tax benefit of $40 million ($24 million after non-controlling interests, or $0.08 per diluted share) related to the realignment of Praxair's Italian legal structure, both recorded during the fourth quarter; (ii) a charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement in the third quarter; and (iii) a charge of $23 million ($23 million after-tax, or $0.08 per diluted share), related to the Venezuela currency devaluation in the first quarter. The third quarter of 2012 includes: (i) a pre-tax charge of $56 million ($38 million after-tax and non-controlling interests, or $0.12 per diluted share) related to the 2012 cost reduction program; (ii) a pre-tax charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement; and (iii) an income tax benefit of $55 million, or $0.18 per diluted share related to a loss on a liquidated subsidiary as a result of the divestiture of the U.S. Homecare business.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financing leverage, return on net assets employed and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the 2013 fourth quarter bond redemption and the income tax benefit related to the realignment of Praxair's Italian legal structure, third quarter pension settlement, and the first-quarter loss on Venezuela currency devaluation; the 2012 third quarter cost reduction program, pension settlement charge, and an income tax benefit; and the 2011 fourth quarter gain on acquisition and cost reduction program which helps investors understand underlying performance on a comparable basis.

	2013				2012				2011
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Debt to Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$8,811	$9,026	$9,106	$8,676	$7,362	$7,136	$6,995	$6,856	$6,562	$6,310	$6,119	$5,838
Less: cash and cash equivalents	(138)	(134)	(102)	(113)	(157)	(108)	(104)	(107)	(90)	(125)	(80)	(86)
Net debt	8,673	8,892	9,004	8,563	7,205	7,028	6,891	6,749	6,472	6,185	6,039	5,752
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	307	290	259	255	252	243	232	232	220	-	-	-
Praxair, Inc. shareholders' equity	6,609	6,210	5,928	6,169	6,064	6,015	5,615	5,940	5,488	5,753	6,400	6,165
Noncontrolling interests	394	365	357	357	357	331	279	327	309	368	370	372
Total equity and redeemable noncontrolling interests	7,310	6,865	6,544	6,781	6,673	6,589	6,126	6,499	6,017	6,121	6,770	6,537
Capital	$15,983	$15,757	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248	$12,489	$12,306	$12,809	$12,289

Debt-to-capital	54.3%	56.4%	57.9%	55.8%	51.9%	51.6%	52.9%	50.9%	51.8%	50.3%	47.1%	46.8%

After -tax return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$690	$679	$665	$623	$616	$623	$636	$627	$619	$632	$627	$591
Less: adjusted income taxes (a)	(182)	(178)	(174)	(164)	(162)	(164)	(169)	(165)	(162)	(166)	(163)	(156)
Less: tax benefit on adjusted interest expense (a)	(11)	(11)	(11)	(11)	(10)	(10)	(9)	(10)	(11)	(10)	(10)	(10)
Add: income from equity investments	9	8	11	10	9	8	10	7	7	13	11	9
Adjusted net operating profit after-tax (NOPAT)	$506	$498	$491	$458	$453	$457	$468	$459	$453	$469	$465	$434
4-quarter trailing adjusted NOPAT	$1,953	$1,900	$1,859	$1,836	$1,837	$1,837	$1,849	$1,846

Ending capital (see above)	$15,983	$15,757	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248	$12,489	$12,306	$12,809	$12,289
5-quarter average ending capital	$15,302	$14,829	$14,281	$13,821	$13,250	$12,935	$12,774	$12,628

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.8%	12.8%	13.0%	13.3%	13.9%	14.2%	14.5%	14.6%

Return on Praxair, Inc. Shareholder's equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$462	$451	$445	$414	$414	$419	$429	$419	$414	$429	$425	$398
4-quarter trailing adjusted net income - Praxair, Inc.	$1,772	$1,724	$1,692	$1,676	$1,681	$1,681	$1,691	$1,687

Ending Praxair, Inc. shareholders' equity	$6,609	$6,210	$5,928	$6,169	$6,064	$6,015	$5,615	$5,940	$5,488	$5,753	$6,400	$6,165
5-quarter average Praxair shareholders' equity	$6,196	$6,077	$5,958	$5,961	$5,824	$5,762	$5,839	$5,949

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	28.6%	28.4%	28.4%	28.1%	28.9%	29.2%	29.0%	28.4%

Adjusted EBITDA and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet it's financial obligations.

Adjusted net income - Praxair, Inc. (a)	$462	$451	$445	$414	$414	$419	$429	$419	$414	$429	$425	$398

Add: adjusted noncontrolling interests (a)	17	17	16	15	14	12	15	13	12	14	14	11
Add: adjusted interest expense - net (a)	38	41	41	40	35	36	33	37	38	36	36	35
Add: adjusted income taxes (a)	182	178	174	164	162	164	169	165	162	166	163	156
Add: depreciation and amortization	287	281	275	266	254	248	247	252	249	256	254	244
Adjusted EBITDA	$986	$968	$951	$899	$879	$879	$893	$886	$875	$901	$892	$844
4-quarter trailing adjusted EBITDA	$3,804	$3,697	$3,608	$3,550	$3,537	$3,533	$3,555	$3,554

Ending net debt (see above)	$8,673	$8,892	$9,004	$8,563	$7,205	$7,028	$6,891	$6,749	$6,472	$6,185	$6,039	$5,752
5-quarter average net debt	$8,467	$8,138	$7,738	$7,287	$6,869	$6,665	$6,467	$6,239

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.2	2.2	2.1	2.1	1.9	1.9	1.8	1.8

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Interest Expense - Net, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net Income - Praxair, Inc., and Diluted EPS for the periods presented. Additionally, this table presents the percentage change in Diluted EPS Guidance for the first quarter and full year 2013.

	Year	Fourth Quarter	Third Quarter	First Quarter	Year	Third Quarter	Fourth Quarter
	2013	2013	2013	2013	2012	2012	2011
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	2,625	$690	$670	$600	$2,437	$558	$618
Add: Pension settlement charge	9	-	9	-	9	9	-
Add: Venezuela currency devaluation	23	-	-	23	-	-	-
Add: Cost reduction program	-	-	-	-	56	56	40
Less: Gain on acquisition	-	-	-	-	-	-	(39)
Total adjustments	32	-	9	23	65	65	1
Adjusted operating profit	$2,657	$690	$679	$623	$2,502	$623	$619

Reported sales	$11,925	$3,010	$3,013	$2,888	$11,224	$2,774	$2,796
Adjusted operating profit margin	22.3%	22.9%	22.5%	21.6%	22.3%	22.5%	22.1%

Adjusted Interest Expense - Net
Reported interest expense - net	$178	$56	$41	$40	$141	$36	$38
Less: Bond redemption	(18)	(18)	-	-	-	-	-
Total adjustments	(18)	(18)	-	-	-	-	-
Adjusted interest expense - net	$160	$38	$41	$40	$141	$36	$38

Adjusted Income Taxes
Reported income taxes	$649	$136	$175	$164	$586	$90	$156
Add: Bond redemption	6	6	-	-	-	-	-
Add: Income tax benefit	40	40	-	-	55	55	-
Add: Pension settlement charge	3	-	3	-	3	3	-
Add: Venezuela currency devaluation	-	-	-	-	-	-	-
Add: Cost reduction program	-	-	-	-	16	16	9
Less: Gain on acquisition	-	-	-	-	-	-	(3)
Total adjustments	49	46	3	-	74	74	6
Adjusted income taxes	$698	$182	$178	$164	$660	$164	$162

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$2,447	$634	$629	$560	$2,296	$522	$580
Add: Bond redemption	18	18	-	-	-	-	-
Add: Pension settlement charge	9	-	9	-	9	9	-
Add: Venezuela currency devaluation	23	-	-	23	-	-	-
Add: Cost reduction program	-	-	-	-	56	56	40
Less: Gain on acquisition	-	-	-	-	-	-	(39)
Total adjustments	50	18	9	23	65	65	1
Adjusted income before income taxes and equity investments	$2,497	$652	$638	$583	$2,361	$587	$581

Adjusted income taxes (above)	$698	$182	$178	$164	$660	$164	$162
Adjusted effective tax rate	28%	28%	28%	28%	28%	28%	28%

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$81	$33	$17	$15	$52	$10	$11
Less: Income tax benefit	(16)	(16)	-	-	-	-	-
Add: Cost reduction program	-	-	-	-	2	2	-
Add: Gain on acquisition	-	-	-	-	-	-	1
Total adjustments	(16)	(16)	-	-	2	2	1
Adjusted noncontrolling interests	$65	$17	$17	$15	$54	$12	$12

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$1,755	$474	$445	$391	$1,692	$430	$420
Add: Bond redemption	12	12	-	-	-	-	-
Less: Income tax benefit	(24)	(24)	-	-	(55)	(55)	-
Add: Pension settlement charge	6	-	6	-	6	6	-
Add: Venezuela currency devaluation	23	-	-	23	-	-	-
Add: Cost reduction program	-	-	-	-	38	38	31
Less: Gain on acquisition	-	-	-	-	-	-	(37)
Total adjustments	17	(12)	6	23	(11)	(11)	(6)
Adjusted net income - Praxair, Inc.	$1,772	$462	$451	$414	$1,681	$419	$414

Adjusted Diluted EPS
Reported diluted EPS	$5.87	$1.59	$1.49	$1.30	$5.61	$1.43	$1.38
Add: Bond redemption	0.04	0.04	-	-	-	-	-
Less: Income tax benefit	(0.08)	(0.08)	-	-	(0.18)	(0.18)	-
Add: Pension settlement charge	0.02	-	0.02	-	0.02	0.02	-
Add: Venezuela currency devaluation	0.08	-	-	0.08	-	-	-
Add: Cost reduction program	-	-	-	-	0.12	0.12	0.10
Less: Gain on acquisition	-	-	-	-	-	-	(0.12)
Total adjustments	0.06	(0.04)	0.02	0.08	(0.04)	(0.04)	(0.02)
Adjusted diluted EPS	$5.93	$1.55	$1.51	$1.38	$5.57	$1.39	$1.36

Percentage Change in Adjusted First Quarter and Full Year 2014 Diluted EPS Guidance

		First Quarter 2014		Full Year 2014
		Low End	High End	Low End	High End

2014 diluted EPS guidance		$1.48	$1.53	$6.25	$6.55

2013 adjusted diluted EPS (see above)		$1.38	$1.38	$5.93	$5.93

Percentage change from 2013 adjusted diluted EPS		7%	11%	5%	10%

CONTACT:
Praxair, Inc.
Media:
Jason Stewart, 203-837-2448
jason_stewart@praxair.com
or
Investors:
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com